As filed with the Securities and Exchange Commission on December 9, 2013

Registration Statement No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware		33-0704889
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California		92506
(Address of principal executive offices)		(Zip code)

Provident Financial Holdings, Inc. 2013 Equity Incentive Plan
(Full title of the plan)

Donavon P. Ternes President, Chief Operating Officer and Chief Financial Officer Provident Financial Holdings, Inc. 3756 Central Avenue Riverside, California 92506 (951) 686-6060		John F. Breyer, Jr., Esquire Breyer & Associates PC 8180 Greensboro Drive Suite 785 McLean, Virginia 22102 (703) 883-1100
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [Ö]
Non-accelerated filer [ ]	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $.01 par value per share	600,000(1)	$14.65(2)	$8,790,000	$1,133
(1)Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Provident Financial Holdings, Inc. 2013 Equity Incentive Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the registrant.
(2)Estimated in accordance with Rule 457(h) of the Securities Act of 1933, calculated on the basis of $14.65 per share, the average of the high and low sale prices per share of the registrant’s common stock on the Nasdaq Global Select Market on December 5, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Provident Financial Holdings, Inc. 2013 Equity Incentive Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933.  This document is not being filed with the Commission, but constitutes (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

The following documents previously or concurrently filed by Provident Financial Holdings, Inc. (the “Registrant”) with the Commission are hereby incorporated by reference into this Registration Statement and the prospectus to which this Registration Statement relates (the “Prospectus”):

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 (File No. 000-28304), filed with the Commission on September 13, 2013;

(b)	the Registrant’s Quarterly Report on Form 10-Q (File No. 000-28304) for the fiscal quarter ended September 30, 2013, filed with the Commission on November 12, 2013;

(c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on October 29, 2013 and October 31, 2013; and

(d)
the description of the Registrant’s common stock, par value $0.01 per share, set forth in its Registration Statement on Form 8-A, registering its common stock, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all amendments thereto or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any portions of such documents that have been “furnished” and not “filed” for purposes of the Exchange Act) after the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents.  Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

The Registrant shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to:  Investor Relations, Provident Financial Holdings, Inc., 3756 Central Avenue, Riverside, California 92506, telephone number (951) 686-6060.

All information appearing in this Registration Statement is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein by reference.

Item 4.   Description of Securities

Not Applicable

Item 5.   Interests of Named Experts and Counsel

Not Applicable

Item 6.   Indemnification of Directors and Officers

Article XVII of the Registrant’s Certificate of Incorporation requires indemnification of any person who is or was a director, officer or employee of the Registrant for expenses actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding, including, but not limited to, expenses (including attorneys’ fees), amounts paid in settlement, judgments and fines.  The person seeking indemnification must meet the minimum standard of behavior, as set forth in the Certificate of Incorporation.

Section 145 of the Delaware General Corporation Law provides for permissible and mandatory indemnification of directors, officers, employees and agents in certain circumstances.  Section 145(a) provides a corporation with the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (other than a derivative action), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  Section 145(b) provides similarly with respect derivative actions; however no indemnification shall be made if the person seeking indemnification has been adjudged to be liable to the corporation unless the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and 145(b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.  Section 145(d) provides that any indemnification under Sections 145(a) and 145(b) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct.  Section 145(j) provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Registrant maintains liability insurance for the benefit of its officers and directors.

The above discussion of the Registrant’s Certificate of Incorporation and the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation and statutes.

Item 7.   Exemption From Registration Claimed

Not Applicable

Item 8.   Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

Exhibit Number	Description of Document

4.1(a)	Certificate of Incorporation of the Registrant(1)

4.1(b)	Certificate of Amendment to Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on November 24, 2009(2)

4.2	Bylaws of the Registrant(3)

4.3	Form of Certificate of Common Stock of the Registrant(1)

5	Opinion of Breyer & Associates PC

10.1	Provident Financial Holdings, Inc. 2013 Equity Incentive Plan(4)

10.2	Form of Incentive Stock Option Agreement under the Provident Financial Holdings, Inc. 2013 Equity Incentive Plan

10.3	Form of Non-Qualified Stock Option Agreement under the Provident Financial Holdings, Inc. 2013 Equity Incentive Plan

10.4	Form of Restricted Stock Agreement under the Provident Financial Holdings, Inc. 2013 Equity Incentive Plan

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Breyer & Associates PC (contained in its opinion filed as Exhibit 5)

24	Power of attorney (contained in the signature page of the Registration Statement)

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (333-2230).
(2)	Incorporated by reference to Exhibit 3.1(b) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013.
(3)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 5, 2013.
(4)	Included as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders held on November 27, 2013.

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

1.      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

2.      That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

3.      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverside, State of California, on December 9, 2013.

PROVIDENT FINANCIAL HOLDINGS, INC.

By: /s/ Craig G. Blunden
Craig G. Blunden
Chairman and Chief Executive Officer (Duly Authorized Representative)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below hereby makes, constitutes and appoints Craig G. Blunden his or her true and lawful attorney, with full power to sign for such person and in such person’s name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all amendments.

Signature	Title	Date
/s/ Craig G. Blunden
Craig G. Blunden	Chairman and Chief Executive Officer (Principal Executive Officer)	December 9, 2013
/s/ Donavon P. Ternes
Donavon P. Ternes	President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	December 9, 2013
/s/ Joseph P. Barr
Joseph P. Barr	Director	December 9, 2013
/s/ Bruce W. Bennett
Bruce W. Bennett	Director	December 9, 2013
/s/ Judy A. Carpenter
Judy A. Carpenter	Director	December 9, 2013
/s/ Debbi H. Guthrie
Debbi H. Guthrie	Director	December 9, 2013
/s/ Roy H. Taylor
Roy H. Taylor	Director	December 9, 2013
/s/ William E. Thomas
William E. Thomas	Director	December 9, 2013

PROVIDENT FINANCIAL HOLDINGS, INC.

EXHIBIT INDEX

Exhibit Number	Description of Document

5	Opinion of Breyer & Associates PC

10.2	Form of Incentive Stock Option Agreement under the Provident Financial Holdings, Inc. 2013 Equity Incentive Plan

10.3	Form of Non-Qualified Stock Option Agreement under the Provident Financial Holdings, Inc. 2013 Equity Incentive Plan

10.4	Form of Restricted Stock Agreement under the Provident Financial Holdings, Inc. 2013 Equity Incentive Plan

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Breyer & Associates PC (contained in its opinion filed as Exhibit 5)

24	Power of attorney (contained in the signature page of the Registration Statement)